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                                                                   Exhibit 10.13

                      AMENDMENT TO ALUMINA SUPPLY AGREEMENT

        This Amendment to Alumina Supply Agreement (this "Amendment"), dated as of October 23, 2000, between Glencore Ltd., a Swiss corporation (the "Seller"), and Northwest Aluminum Company, an Oregon corporation (the "Buyer," and collectively with the Seller, the "Parties"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Alumina Supply Agreement dated as of October 15, 1999 between the Parties (the "Alumina Agreement").

                                   WITNESSETH

        WHEREAS, the Parties entered in to the Alumina Agreement; and

        WHEREAS, the Parties now desire to amend the Alumina Agreement as set forth in this Amendment.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties do hereby agree as follows:

                                   ARTICLE I.
                              DEFINITIONS AMENDMENT

        1.1 The definition in Section 1.1 of the Alumina Agreement of the term "LME Price" is hereby amended and restated to read in its entirety as follows:

                "LME Price" means the London Metal Exchange 3-month price in U.S. dollars per MT of 99.7% aluminum ingot as published by Reuters on Page MTLE and subsequently published in Metal Bulletin averaged over the applicable calendar quarter. In the event that LME prices are no longer reported or Metal Bulletin discontinues publication and such prices are not longer available, the parties will meet and agree upon a comparable mechanism to determine the LME Price.

                                   ARTICLE II.
                               QUANTITY AMENDMENT

        2.1 Section 2.2 of the Alumina Agreement is hereby amended and restated to read in its entirety as follows:

                Seller agrees to sell and Buyer agrees to purchase a total of 718,979,804 MT of Alumina for The Dalles, commencing November 1, 1999 and continuing until the quantity specified has been delivered under the following estimated schedule:


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                November--December, 1999                        27,000 MT
                January--December, 2000                    131,979,804 MT
                January--December, 2001                         80,000 MT
                January--December, 2002                        160,000 MT
                January--December, 2003                        160,000 MT
                January--December, 2004                        160,000 MT

                The amount of any individual shipment and any annual quantity is subject to a tolerance of plus or minus five percent for shipping purposes.

                In January 2004 the parties shall negotiate in good faith the possible extension of the Alumina Agreement for the supply of Alumina in calendar years 2005 and 2006.

                                  ARTICLE III.
                               GENERAL PROVISIONS

        3.1 Cancellation Fee. In consideration for the reduction pursuant to this Amendment in the quantity of Alumina required to be purchased by the Buyer in calendar year 2000 and calendar year 2001, the Buyer agrees to pay each calendar quarter to the Seller (beginning with the fourth calendar quarter of 2000) a cancellation fee of $20 per each MT of reduction in the Buyer's original commitment for such quarter under the Alumina Agreement, which fee shall be added to the amount invoiced by the Seller to the Buyer for deliveries during such calendar quarter.

        3.2 Ratification of Alumina Agreement. The amendments set forth herein are limited precisely as written and shall not be deemed to be a consent or waiver to, or modification of, any other term or condition set forth in the Alumina Agreement. Except as expressly amended hereby, all the terms and conditions of the Alumina Agreement shall continue in full force and effect and, as amended hereby, the Alumina Agreement is ratified and confirmed in all respects.

        3.3 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, excluding those relating to choice or conflicts of laws and excluding the United Nations Convention for the International Sale of Goods.

        3.4 Assignment. This Amendment is binding upon Parties and their respective successors and assigns. No Party may assign this Amendment or its rights or obligations hereunder without the prior written consent of the other Party (which consent shall not be unreasonably withheld) and any purported assignment without such express written consent shall be null and void.


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        3.5     Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

        IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Amendment to Alumina Supply Agreement.

                                            GLENCORE LTD.

                                            By:    /s/ ANDREW BENTLEY
                                                 -------------------------------
                                                   Name: Andrew Bentley
                                                   Title:


                                            NORTHWEST ALUMINUM COMPANY

                                            By:    /s/ BRETT WILCOX
                                                 -------------------------------
                                                   Name: Brett Wilcox
                                                   Title:  President


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